UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

WSI Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-00619	41-0691607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 295-9202

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 11, 2010 WSI Industries, Inc. (the “Company”) entered into an amendment dated February 1, 2010 to its Revolving Line of Credit Agreement (the “Amendment”) with M&I Marshall & Ilsley Bank under which the Company extended its agreement for one year until February 1, 2011. In addition, the Amendment included certain modifications to a loan covenant and how it was calculated.

The summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, which is included as Exhibit 10.1 of Item 9.01 to this Form 8-K and is incorporated by reference into these Items 1.01 and 2.03.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment and Modification of Revolving Line of Credit dated February 1, 2010 between the Company and M&I Marshall & Ilsley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Michael J. Pudil
Michael J. Pudil Chief Executive Officer

Date: February 11, 2010